Exhibit 5(b)
May 4, 2007
Huntington Bancshares Incorporated
41 South High Street
Columbus, Ohio 43287
          Re:           Registration Statement on Form S-3 (No. 333-131143)
Ladies and Gentlemen:
          We have served as Maryland counsel to Huntington Bancshares Incorporated, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company of securities (collectively, the “Securities”) consisting of: (i) junior subordinated debt securities of the Company (“Junior Subordinated Debt Securities”), (ii) warrants or options to purchase or sell securities of the Company (“Warrants”), and (iii) unconditional and irrevocable guarantees of the Company (“Guarantees”), each covered by the Registration Statement on Form S-3, and all amendments thereto, as filed with the United States Securities and Exchange Commission (the “Commission”) by the Company on or about the date hereof under the Securities Act of 1933, as amended (the “1933 Act”) (the “Registration Statement”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.
          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
          1. The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
          2. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;
          3. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
          4. Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the registration of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;

Huntington Bancshares Incorporated
May 4, 2007

          5. A certificate executed by an officer of the Company, dated as of the date hereof;
          6. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act; and
          7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.
          In expressing the opinion set forth below, we have assumed the following:
          1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
          3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
          4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
          5. The issuance of, and certain terms of, the Securities will be approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws, the Registration Statement and the Resolutions (with such approvals referred to hereinafter as the “Corporate Proceedings”) prior to the issuance thereof.

Huntington Bancshares Incorporated
May 4, 2007

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
          1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
          2. Upon the completion of all Corporate Proceedings relating to the Securities that are Junior Subordinated Debt Securities, the Junior Subordinated Debt Securities will be duly authorized for issuance.
          3. Upon the completion of all Corporate Proceedings relating to the Warrants, the Warrants will be duly authorized for issuance.
          4. Upon the completion of all Corporate Proceedings relating to the Guarantees, the Guarantees will be duly authorized for issuance.
          The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
          The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
          This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.
Very truly yours,
/s/ Venable LLP
VENABLE LLP